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                                                                    EXHIBIT 10.1

                                   DEMAND NOTE

$200,000                                         As of January 25, 2002

For value received, the undersigned Axcess Inc. (the "Maker") promises to pay ON DEMAND, in immediately available funds, to the order of Amphion Investments LLC (hereinafter referred to as the "Payee"), at the office of Payee located at 350 Madison Avenue New York, New York 10017, the principal sum of Two Hundred Thousand Dollars ($200,000.00) plus 6.75% interest plus such additional amounts (including interest) as may be shown on a Schedule of Advances annexed hereto and acknowledges in writing by the maker ("Principal").

Notwithstanding anything to the contrary set forth herein, the entire unpaid Principal is subject to mandatory prepayment in the event of any liquidation, dissolution or winding up of the Maker. The consolidation or merger of the Maker into or with any other entity or entities, or the sale or lease, exchange or other transfer by the Maker into or with any other entity or entities, or the sale, lease, exchange or other transfer by the Maker of all or substantially all of its assets, or dissolution without reconstitution of the Maker of this Note, appointment of a receiver of any part of the property of , assignment for the benefit of creditors by, or commencement of any proceeding under the United States Bankruptcy Code or any insolvency laws by or against the Maker, shall be deemed to be a liquidation, dissolution or winding up of the Maker within the meaning of the provisions of this paragraph.

This Note may be prepaid in whole or in part at any time without premium or penalty.

The Principal outstanding under this Note may convert at any time, at the election of the Payee, into securities of the Maker.

Every maker, endorser and guarantor hereof or of the indebtedness evidenced hereby (a) waives notice of and consents to any and all advances, settlements, compromises, favors and indulgences (including, without limitation, any extension or postponement of the time for payment), and any and all additions, substitutions and releases of any person primarily or secondarily liable, (b) waives presentment, demand, notice, protest and all other demands, notices and suretyship defenses generally, in connection with the delivery, acceptance, performance, default or enforcement of or under this Note, and (c) agrees to pay, to the extent permitted by law, all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by the Payee in enforcing this Note and any collateral or security therefor on default, whether or not litigation is commenced.

No delay or omission of the Payee in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. Acceptance by the Payee of any payment after the acceleration shall not be deemed a waiver of such acceleration. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion on any future occasion.

The Maker represents that this Note has been duly executed and delivered and constitutes a legal, valid and binding obligation of the Maker, enforceable against the Maker in accordance with its terms. The execution, delivery and performance of this Note does not and will not violate or conflict with, result in a breach of, or constitute a default under, any applicable law or any indenture, agreement, or other contractual restriction, or instrument to which the Maker is a party, or all such violations, conflicts, breaches, or defaults have been duly waived.

This Note shall take effect as an instrument under seal and shall be governed and construed in accordance with the laws of the New York.

                               AXCESS INC.

                               By: /S/ ALLAN GRIEBENOW
                                  ----------------------------------------------
                                  Allan Griebenow, Chief Executive Officer

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                              SCHEDULE OF ADVANCES

         This Schedule supplements the Note dated January 25, 2002 by and between AXCESS INC. as Maker and Amphion Investments LLC as Payee. The Maker hereby acknowledges receipt of the advances in the amount and on the dates set forth below, all of which shall be included as "Principal" under, and be governed by the terms and conditions of, said Note.

Date of Advance            Amount of Advance     % Interest              Receipt Acknowledged
1/30/02                            $150,000              6.75%           By: /S/ ALLAN GRIEBENOW
                                                                            --------------------------------------------
                                                                            Allan Griebenow, Chief Executive Officer